Exhibit 99.1
Renewable Energy Group Reports Fourth Quarter
and Full Year 2020 Financial Results; Restates Financial Results for 2018, 2019 and First Three Quarters of 2020

    Fourth Quarter 2020 Highlights:
•151 million gallons of fuel sold
•129 million gallons produced
•Revenues of $548 million
•Net income from continuing operations available to common stockholders of $27 million, or $0.60 per diluted share
•Adjusted EBITDA of $46 million
•Carbon reduction of over one million metric tons from fuels produced by REG in the quarter

    Full Year 2020 Highlights:
•651 million gallons of fuel sold
•Record 519 million gallons produced
•Revenues of $2.1 billion
•Net income from continuing operations available to common stockholders of $120 million, or $2.76 per diluted share
•Adjusted EBITDA of $196 million
•Sales of blends of biodiesel and renewable diesel increased 57%
•Carbon reduction of 4.2 million metric tons from fuels produced by REG for the full year
•Announced planned expansion of renewable diesel plant in Geismar, Louisiana to 340 million gallons per year

Financial Restatement Summary:
•Restatement of $38.2 million in cumulative revenue from January 2018 through September 30, 2020 is due to diesel additive system failures at the Company’s Seneca facility that caused REG to not be first blender / proper claimant for certain biodiesel mixture excise tax credits (“BTC”)
•Adjustment is immaterial to each year, but aggregate amount is material in 2019, hence restatement
•REG has established additional policies and controls designed to enhance assurance around proper BTC-related petroleum diesel blending and BTC filing going forward
•Issue is not whether the biodiesel ultimately qualified for the BTC, but rather which taxpayer added the petroleum diesel and as such is the proper BTC claimant
•REG is engaging with relevant customers to recover as much of these funds as possible

Ames, IA, February 25, 2021 - Renewable Energy Group, Inc. (NASDAQ:REGI) ("REG" or the "Company") today announced its financial results for the fourth quarter and full year ended December 31, 2020. The Company also announced that it is restating financial statements for the years ended December 31, 2018 and 2019, and for the first three quarters of 2020, to reflect a $38.2 million adjustment over those periods as a result of the Company not being the proper claimant for certain federal biodiesel mixture excise tax credits (“BTC”) on biodiesel it sold between January 1, 2017 and September 30, 2020. The Company is working with its customers on BTC re-filings on these gallons to recover as much of the $38.2 million in revenue as possible.

Commentary on 2020 and Business Outlook

"REG’s resilient business model enabled us to deliver strong financial results, with $120 million of net income from continuing operations available to common stockholders, supported by record production, despite the array of externally driven challenges we faced in 2020," said Cynthia (CJ) Warner, REG President and Chief Executive Officer. "In the face of the pandemic, we were able to adjust operations to ensure safety while fulfilling customer demand for our essential transportation fuels. We used our flexible feedstock approach to sustain margins and profitability even as the pandemic dramatically impacted feedstock supply and pricing. The Adjusted EBITDA of nearly $200 million exemplifies the soundness of our strategy and underscores our belief that REG can sustainably deliver earnings over the long term."

Warner continued, "At REG, we are continuing to build on renewable energy's positive momentum and on our track record as a leader of the transition to sustainability. We expect robust demand for renewable diesel and biodiesel to continue into 2021, benefiting from economic recovery combined with strong public support for an option to decarbonize that is available now. We are confident that our focused strategy and expansion plan will deliver long-term success and significant value for our shareholders and other stakeholders."

Biodiesel Tax Credit Assessment

The restatement is the result of the Company not being the proper claimant for certain BTC payments on biodiesel it sold between January 1, 2017 and September 30, 2020. REG qualifies for the BTC when it blends petroleum diesel with biodiesel. Due to failures in the diesel additive system at the Company’s facility in Seneca, Illinois, petroleum diesel was periodically not added to certain loads. As a result, the Company’s customers who received these loads and subsequently added petroleum diesel are the proper claimants on these biodiesel gallons rather than the Company’s REG Seneca subsidiary.

The Company discovered the blending discrepancy in connection with its preparation for a standard IRS audit of its BTC filings. The Company self-reported the findings to the IRS and initiated an investigation overseen by the Audit Committee of the Company’s Board of Directors. The Company concluded this discrepancy is limited to Seneca. In addition, all of the Company's other U.S. biorefineries have passed their relevant IRS audits.

REG reached agreement on February 23, 2021 with the IRS on a $40.5 million assessment, excluding interest, to correct the REG Seneca BTC claims. This reflects assessments of $14.8 million, $9.9 million, $7.6 million and $8.2 million for the tax years 2017, 2018, 2019, and the first three quarters of 2020, respectively. The $2.3 million difference between the $40.5 million tax liability and $38.2 million in revenue being restated is a result of the Company’s ability to recover the BTC in instances where another REG subsidiary blended the biodiesel with petroleum diesel and was thus the proper claimant. The Company is working with its customers on BTC re-filings on these gallons to recover as much of the $38.2 million as possible.

"Operational excellence is fundamental to REG's success. Ensuring this is reflected across all areas of our business – from sourcing to delivery – is a top priority," said Warner. "REG takes the matter at our Seneca facility seriously, and we have taken steps to strengthen our operations, enhance our internal controls and assurance processes, and implement additional policies and controls designed to ensure proper BTC-related blending and BTC filing going forward."

Warner continued, "It is important to note that this situation has no impact on the total amount of BTC credits actually generated, and it does not impact the robust demand for our biodiesel products, the durability of our business model, or the value we bring to our customers."

Remediation Actions

The Company has established additional policies and controls designed to ensure that the correct amount of petroleum diesel is being blended at all of the Company’s facilities, including Seneca, and that the Company properly files for the BTC going forward. These include:
•For the Seneca facility:
•Limited loading to modes where the existing system is known to be functional, until the system is redesigned to work in all operating modes; and
•Implemented a control system calculation and readout tool that enables the loading operator to validate that the proper number of gallons are added to each load.
•For all facilities:
•Performing additional reconciliations weekly to validate that the amount of diesel used matches the amount of diesel required to be blended; and
•Prior to filing for the BTC, the Company reviews monthly inventory reconciliations to re-confirm that the volume of petroleum diesel reconciles with the volume of petroleum diesel shown to be blended and the biodiesel product volumes reflected on the BTC filing forms.

Restatement of Financial Results

While the BTC adjustment in each individual year is not material, the Company determined that the aggregate BTC adjustment is material in 2019. As a result, the Company is restating its financial statements for the years ended December 31, 2019 and 2018 and the quarters ended March 31, June 30 and September 30, 2019 and 2018. The 2017 BTC was recognized as revenue in the first quarter of 2018, so the BTC assessment does not affect the Company's 2017 GAAP financial statements. A material weakness in the Company's internal control over financial reporting directly related to the restatement was found to exist as of December 31, 2020 and December 31, 2019. The Company has taken the remediation actions described above to address this material weakness.

REG today filed with the SEC an amended Form 10-K for the year ended December 31, 2019. The amended Form 10-K includes additional details regarding the restatement for the years ended December 31, 2019 and 2018. In addition, REG expects to file on March 1, 2021 its Form 10-K for the year ended December 31, 2020, which will include amended financial results for the quarters ended March 31, June 30 and September 30, 2020 that reflect an immaterial restatement for those periods.

Fourth Quarter 2020 Highlights

All figures refer to the quarter ended December 31, 2020, unless otherwise noted. All comparisons are to the quarter ended December 31, 2019 as restated per the 10-K/A filed on February 25, 2021, unless otherwise noted.

The table below summarizes REG’s financial results for the fourth quarter of 2020.

REG Q4 2020 Results
(dollars and gallons in thousands, except per gallon data)
	Q4 2020	Q4 2019	Y/Y Change

Market Data
B100 (Chicago SME) average price per gallon	$3.34	$2.86	16.8%
NYMEX ULSD average price per gallon	$1.28	$1.95	(34.4)%
D4 RIN average price per credit	$0.88	$0.56	57.1%
CBOT Soybean oil average price per gallon	$2.74	$2.34	17.1%
HOBO + 1.5xRIN average price per gallon (1)	$0.87	$1.44	(39.6)%

Gallons sold	151,359	152,913	(1.0)%

GAAP(2)
Total revenues	$547,928	$1,001,992	(45.3)%
Risk management loss	$(19,322)	$(3,774)	N/M
Operating income	$30,820	$487,733	(93.7)%
Net income from continuing operations available to common stockholders	$26,685	$476,439	(94.4)%
    (1) HOBO = HO NYMEX + 1 - ((CBOT SBO $/lb)/100 x 7.5)
     HOBO + RINs = HOBO + 1.5 x D4 RIN as quoted by the Oil Price Information Service.
(2) GAAP results in Q4 2019 reflect recognition of $491 million BTC benefits to revenue earned in 2018 and 2019.

REG sold 151 million total gallons of fuel, a decrease of 1%. Product mix improved, largely due to an increase of self-produced biodiesel sold in North America and Europe of 6 million gallons and 2 million gallons, respectively; offset by a decrease in low-margin petroleum diesel of 6 million gallons and a decrease in third party North American renewable diesel of 2 million gallons. Gallons sold of self-produced renewable diesel decreased by 2 million.

REG produced 129 million gallons of biodiesel and renewable diesel, an increase of 13%. Gallons produced increased on a year-over-year basis, due to more favorable market conditions, including BTC certainty versus fourth quarter 2019. European biodiesel production increased 20% and North American biodiesel production increased 19%. Renewable diesel production at our Geismar facility decreased 9% as the result of unplanned downtime in December.

Revenues decreased $454 million to $548 million, driven primarily by the GAAP recognition of all the 2018 and 2019 BTC net benefit to revenue of $491 million in the fourth quarter of 2019 and the year-over-year decrease in ULSD prices of 34%. Offsetting these decreases were an increase in revenue from North American biodiesel from the higher volume, improved product mix driven by lower petroleum volumes and higher volumes of self-produced biodiesel and an increase in Separated RIN sales of $30 million resulting from higher average D4 RIN prices and more RINs sold.

Gross profit was $66 million, or 12% of revenues, compared to gross profit of $529 million, or 53% of revenues from the same period a year ago. Gross profit as a percentage of revenue declined mainly due to the GAAP recognition of all of the 2018 and 2019 net BTC benefit in the fourth quarter of 2019. The HOBO + 1.5x RIN spread was down 40% year-over-year. NYMEX ULSD decreased 34% and average D4 RIN prices increased, while weighted average feedstock cost per gallon produced increased $0.39. Additionally, risk management losses increased $16 million year-over-year. The margin challenges were partially offset by the increase in Separated RIN sales and improved product mix driven by lower petroleum volumes and higher volumes of self-produced biodiesel.

Operating income was $31 million compared to $488 million for the fourth quarter of 2019, driven by the same factors as those described above for gross profit, along with lower selling, general and administrative costs of $9 million due to higher employee related compensation caused by the reinstatement of the BTC in 2019.

GAAP net income from continuing operations available to common stockholders was $27 million, or $0.60 per share, on a fully diluted basis, compared to $476 million, or $11.15 per share on a fully diluted basis, in the fourth quarter of 2019. The factors driving this difference are the same as those described above for operating income.

At December 31, 2020, REG had cash and cash equivalents, restricted cash, and marketable securities (including long-term) of $358 million. For the quarter, the Company's cash and cash equivalents, restricted cash, and marketable securities (including long-term) decreased by $29 million. At December 31, 2020, accounts receivable were $143 million, a decrease of $44 million from September 30, 2020 and accounts payable were $133 million. The decrease in cash, restricted cash, and marketable securities (including long-term) and accounts receivable were offset by an increase in inventory of $63 million in the quarter and decrease in accounts payable.

Fourth Quarter 2020 Highlights - Non-GAAP

All figures refer to the quarter ended December 31, 2020, unless otherwise noted. All comparisons are to the year ended December 31, 2019 as restated per the 10-K/A filed on February 25, 2021, unless otherwise noted. Adjusted amounts reflect the allocation of the BTC benefits for the period in which the gallons were sold (shown in the table above).

The table below summarizes REG's financial results for the fourth quarter of 2020, as adjusted in order to reflect the allocation of the BTC benefits for the period in which associated gallons were sold.

REG Q4 2020 Results
(dollars and gallons in thousands)
	Q4 2020	Q4 2019	Y/Y Change

Market Data
HOBO + 1.5xRIN average price per gallon	$0.87	$1.44	(39.6)%

BTC Allocated to Period Earned - Non-GAAP(1)
Total revenues	$547,928	$570,566	(4.0)%
Risk management loss(2)	$(19,322)	$(3,774)	N/M
Operating income	$30,820	$51,878	(40.6)%
Net income from continuing operations available to common stockholders	$26,685	$49,216	(45.8)%
Adjusted EBITDA	$46,258	$63,542	(27.2)%
(1) BTC benefits are allocated to the respective periods when associated gallons were sold for 2019.
(2) Risk management loss is a GAAP measure.
Revenues after allocating the BTC to the period in which the gallons were sold were down 4%, primarily due to the 34% decrease in ULSD prices. Separated RIN sales increased $30 million resulting from higher average D4 RIN prices and more RINs sold and improved product sales mix driven by reduced sales of petroleum diesel and higher sales volumes of self-produced biodiesel.

Operating income as adjusted was $31 million, a decrease of $21 million resulting mainly from the lower HOBO + 1.5x RIN spread, as well as increased risk management losses. This decrease was partially offset by the increase in Separated RIN sales and improved product mix.
Net income available to common stockholders as adjusted was $27 million compared to a net income of $49 million in 2019. Adjusted EBITDA was $46 million compared to $64 million in Q4 2019, all as a result of the same factors as those described above for operating income.

Full Year 2020 Results

All figures refer to the year ended December 31, 2020, unless otherwise noted. All comparisons are to the year ended December 31, 2019 as restated per the 10-K/A filed on February 25, 2021, unless otherwise noted.

REG 2020 Results (dollars and gallons in thousands, except per gallon data)
	2020	2019	Y/Y Change
Market Data
B100 (Chicago SME) average price per gallon	$3.04	$2.78	9.4%
NYMEX ULSD average price per gallon	$1.25	$1.94	(35.6)%
D4 RIN average price per credit	$0.64	$0.47	36.2%
CBOT Soybean oil average price per gallon	$2.34	$2.20	6.4%
HOBO + 1.5xRIN average price per gallon	$0.86	$1.46	(41.1)%

Gallons sold	650,509	700,273	(7.1)%

GAAP (1)
Total revenues	$2,137,148	$2,625,216	(18.6)%
Risk management gain (loss)	$36,931	$(28,898)	N/M
Operating income	$126,853	$383,475	(66.9)%
Net income from continuing operations available to common stockholders	$120,415	$364,257	(66.9)%
(1) GAAP results in 2019 reflect recognition in Q4 2019 of $491 million BTC benefits to revenue earned in 2018 and 2019.

REG sold 651 million total gallons, a decrease of 7% compared to 700 million gallons in 2019. The decrease in gallons sold is mostly attributable to intentional decreases in lower margin product lines, including petroleum diesel, down 49 million gallons, and third party North American biodiesel, down 16 million gallons. These decreases were partially offset by gains in the Company's North American biodiesel business, up 10 million gallons, and European business, as European renewable diesel and biodiesel sales increased by 5 million and 5 million gallons respectively. These changes are partially a result of the Company's increased biodiesel blending strategy.

REG produced a company record high of 519 million gallons, compared to 495 million gallons in 2019. Both North American and European biodiesel production increased, 5% and 7%, respectively. Production at the Company's renewable diesel refinery increased 2% to 87 million gallons.

Revenues were $2.1 billion, a decrease of $488 million, or 19%. The largest drivers of the decrease were the GAAP recognition of all the 2018 and 2019 BTC net benefit to revenue of $491 million in the fourth quarter of 2019 and lower volumes. In addition, revenue was impacted by a 36% decrease in ULSD prices year over year. This was partially offset by the improved product mix driven by lower petroleum volumes and higher volumes of self-produced biodiesel, a $31 million increase in Separated RIN sales, and a $25 million increase in LCFS revenue.

Gross profit was $268 million, or 13% of revenues, compared to gross profit of $514 million, or 20% of revenues. The decline in gross profit as a percentage of revenue was mainly driven by GAAP recognition of all of the 2018 and 2019 net BTC benefit in the fourth quarter of 2019. The HOBO + 1.5x RIN spread was down 41% year-over-year. NYMEX ULSD decreased 36% and average D4 RIN prices increased, while weighted average feedstock cost per gallon produced increased $0.14. The margin challenges were partially offset by the improved product mix, $66 million positive impact from risk management and the increase in gross profit from both Separated RINs and LCFS credits.

Operating income was $127 million compared to $383 million for the full-year 2019, driven by the same factors as those described above for gross profit.

Net income from continuing operations available to common stockholders was $120 million, or $2.76 per share on a fully diluted basis for 2020, compared to $364 million, or $8.61 per share on a fully diluted basis for 2019.

Full Year 2020 Highlights - Non-GAAP

All figures refer to the year ended December 31, 2020, unless otherwise noted. All comparisons are to the year ended December 31, 2019 as restated per the 10-K/A filed on February 25, 2021, unless otherwise noted. Adjusted amounts reflect the allocation of the BTC benefits for the period in which the gallons were sold (shown in the table above).

The table below summarizes REG's financial results for 2020, as reported and as adjusted to reflect allocation of the BTC benefits for the period in which the gallons were sold.

REG 2020 Results (dollars and gallons in thousands, except per gallon data)
	2020	2019	Y/Y Change
Market Data
HOBO + 1.5xRIN average price per gallon	$0.86	$1.46	(41.1)%

BTC Allocated to Period Earned - Non GAAP(1)
Total revenues	$2,137,148	$2,397,355	(10.9)%
Risk management gain (loss)(2)	$36,931	$(28,898)	N/M
Operating income	$126,853	$154,432	(17.9)%
Net income from continuing operations available to common stockholders	$120,415	$140,281	(14.2)%
Adjusted EBITDA	$195,836	$211,279	(7.3)%
(1) BTC benefits are allocated to the respective periods when associated gallons were sold.
(2) Risk management gain (loss) is a GAAP measure.

Revenues after allocating the BTC to the period in which the gallons were sold decreased 11%, primarily due to the 36% decrease in ULSD prices and lower volume. The decrease in ULSD prices was partially offset by an increase in European biodiesel and European renewable diesel revenue from higher volume, improved product mix driven by lower petroleum volumes and higher volumes of self-produced biodiesel, a $31 million increase in Separated RIN sales and a $25 million increase in LCFS revenue.
Operating income as adjusted was $127 million, a decrease of $28 million resulting mainly from the lower HOBO + 1.5xRIN spread. This decrease was partially offset by increases in risk management and the increase in gross profit for separated RINs.
Net income available to common stockholders as adjusted was $120 million compared to a net income of $140 million in 2019. Adjusted EBITDA was $196 million compared to $211 million in 2019. The Company's Adjusted EBITDA margins were 9.2% and 8.0% for 2020 and 2019, respectively. These changes occurred as a result of the same factors as those described above for operating income.

REG Annual Results Summary (dollars and gallons in thousands except per gallon data)
	1Q (restated)	2Q (restated)	3Q (restated)	4Q	Year
Gallons sold 2020	139,771	183,160	176,219	151,359	650,509
Gallons sold 2019	162,452	197,377	187,531	152,913	700,273
Y/Y Change	(14.0)%	(7.2)%	(6.0)%	(1.0)%	(7.1)%

Total revenues 2020	$472,957	$543,905	$572,358	$547,928	$2,137,148
Total revenues 2019	$478,209	$560,643	$584,372	$1,001,992	$2,625,216
Y/Y Change	(1.1)%	(3.0)%	(2.1)%	(45.3)%	(18.6)%

Net income (loss) from continuing operations available to common stockholders 2020	$73,158	$(1,685)	$22,223	$26,685	$120,415
Net income (loss) from continuing operations available to common stockholders 2019	$(41,652)	$(57,900)	$(14,018)	$476,439	$364,257

Adjusted EBITDA 2020, including BTC allocation (1)	$88,730	$6,161	$54,687	$46,258	$195,836
Adjusted EBITDA 2019, including BTC allocation (1)	$27,955	$33,811	$85,971	$63,542	$211,279
Y/Y Change	217.4%	(81.8)%	(36.4)%	(27.2)%	(7.3)%

Adjusted EBITDA including BTC allocation margin 2020 (1)	18.8%	1.1%	9.6%	8.4%	9.2%
Adjusted EBITDA including BTC allocation margin 2019 (1) (2)	5.8%	6.0%	14.7%	6.3%	8.0%
(1) See Adjusted EBITDA Reconciliation below.
(2) Adjusted EBITDA margin represents Adjusted EBITDA including BTC allocation divided by Total Revenues.

Reconciliation of Non - GAAP Measures

The Company uses earnings before interest, taxes, depreciation and amortization, adjusted for certain additional items, identified in the table below, or Adjusted EBITDA, as a supplemental performance measure. Adjusted EBITDA is presented in order to assist investors in analyzing performance across reporting periods on a consistent basis by excluding items that are not believed to be indicative of core operating performance. Adjusted EBITDA is used by the Company to evaluate, assess and benchmark financial performance on a consistent and a comparable basis and as a factor in determining incentive compensation for company executives.

The following table sets forth Adjusted EBITDA for the periods presented, as well as a reconciliation to net income (loss) determined in accordance with GAAP for the applicable period:

(In thousands)					Year ended December 31,					Year ended December 31,
	1Q-2020 (As Restated)	2Q-2020 (As Restated)	3Q-2020 (As Restated)	4Q-2020	2020	1Q-2019	2Q-2019	3Q-2019	4Q-2019	2019
Net income (loss) from continuing operations	$74,667	$(1,685)	$22,663	$27,168	$122,813	$(41,652)	$(57,900)	$(14,018)	$486,065	$372,495
Adjustments:
Interest expense	2,946	1,664	1,544	1,757	7,911	4,484	4,002	3,131	1,618	13,235
Income tax (benefit) expense	1,331	1,630	1,046	1,922	5,929	(430)	(90)	(629)	579	(570)
Depreciation	8,934	9,103	9,388	9,890	37,315	9,099	9,142	9,107	8,950	36,298
Amortization of intangible and other assets	353	318	591	510	1,772	334	510	397	391	1,632
EBITDA	88,231	11,030	35,232	41,247	175,740	(28,165)	(44,336)	(2,012)	497,603	423,090
Gain on sale of assets	—	(187)	—	(18)	(205)	—	—	—	—	—
Change in fair value of contingent consideration	—	—	—	—	—	304	398	(136)	—	566
(Gain) loss on debt extinguishment	(1,172)	(619)	(18)	—	(1,809)	2	—	—	(490)	(488)
Gain on lease termination	—	(4,459)	—	—	(4,459)	—	—	—	—	—
Other (income) expense, net	304	(2,215)	(1,594)	(28)	(3,533)	(854)	(691)	(179)	(39)	(1,763)
Impairment of assets	—	—	19,256	3,148	22,404	—	468	11,145	595	12,208
Stock compensation expense	1,367	2,611	1,811	1,909	7,698	1,353	1,824	1,804	1,726	6,707
Adjusted EBITDA excluding BTC allocation	$88,730	$6,161	$54,687	$46,258	$195,836	$(27,360)	$(42,337)	$10,622	$499,395	$440,320
Biodiesel tax credit 2018(1)	—	—	—	—	—	—	—	—	(229,041)	(229,041)
Biodiesel tax credit 2019(1)	—	—	—	—	—	55,315	76,148	75,349	(206,812)	—
Adjusted EBITDA	$88,730	$6,161	$54,687	$46,258	$195,836	$27,955	$33,811	$85,971	$63,542	$211,279

(In thousands)					Year ended December 31,					Year ended December 31,
	1Q-2019	2Q-2019	3Q-2019	4Q-2019	2019	1Q-2018	2Q-2018	3Q-2018	4Q-2018	2018
Net income (loss) from continuing operations	$(41,652)	$(57,900)	$(14,018)	$486,065	$372,495	$203,173	$28,880	$25,310	$31,108	$288,470
Adjustments:
Interest expense	4,484	4,002	3,131	1,618	13,235	4,814	5,087	4,165	4,117	18,183
Income tax (benefit) expense	(430)	(90)	(629)	579	(570)	(1,203)	3,835	854	2,385	5,871
Depreciation	9,099	9,142	9,107	8,950	36,298	8,739	9,004	8,977	9,604	36,324
Amortization of intangible assets	334	510	397	391	1,632	42	44	52	45	183
EBITDA	(28,165)	(44,336)	(2,012)	497,603	423,090	215,565	46,850	39,358	47,259	349,031
Gain on involuntary conversion	—	—	—	—	—	(4,000)	(454)	—	(3)	(4,457)
Gain on sale of assets	—	—	—	—	—	(990)	—	(13)	(2)	(1,005)
Change in fair value of contingent consideration	304	398	(136)	—	566	458	30	185	444	1,117
(Gain) loss on debt extinguishment	2	—	—	(490)	(488)	232	(2,337)	(788)	(3,404)	(6,297)
Other expense, net	(854)	(691)	(179)	(39)	(1,763)	(225)	(2,067)	(486)	(1,240)	(4,018)
Impairment of assets	—	468	11,145	595	12,208	—	—	—	879	879
Straight-line lease expense	—	—	—	—	—	(33)	(3)	(61)	(31)	(128)
Executive severance	—	—	—	—	—	165	50	—	—	215
Non-cash stock compensation	1,353	1,824	1,804	1,726	6,707	1,794	2,203	1,227	1,188	6,412
Adjusted EBITDA excluding BTC allocation	$(27,360)	$(42,337)	$10,622	$499,395	$440,320	$212,966	$44,272	$39,422	$45,090	$341,750
Biodiesel tax credit 2017(1)	—	—	—	—	—	(192,012)	—	—	—	(192,012)
Biodiesel tax credit 2018(2)	—	—	—	(229,041)	(229,041)	39,596	63,138	69,519	56,788	229,041
Biodiesel tax credit 2019(2)	55,315	76,148	75,349	(206,812)	—	—	—	—	—	—
Adjusted EBITDA	$27,955	$33,811	$85,971	$63,542	$211,279	$60,550	$107,410	$108,941	$101,878	$378,779
(1) On February 9, 2018, the Biodiesel Mixture Excise Tax Credit ("BTC") was retroactively reinstated for the 2017 calendar year. The retroactive credit for 2017 resulted in a net benefit to us that was recognized in the first quarter of 2018 for GAAP purposes. Because this credit relates to the 2017 full year operating performance and results, we removed the net benefit of the 2017 BTC from our 2018 results.
    (2) On December 20, 2019, the BTC was retroactively reinstated for the 2018 and 2019 calendar years. The retroactive credit for 2018 and 2019 resulted in a net benefit to us that was recognized in our GAAP financial statements for the quarter ending December 31, 2019. However, because a portion of this credit relates to the 2018 operating performance, our presentation of Adjusted EBITDA reflects the allocation of the net benefit to each of the four quarters of 2018 based upon the portion of the BTC benefit that related to that quarter. The portion of the credit related to 2019 was allocated to each of the four quarters based upon the portion of the BTC benefit that related to that quarter.
Adjusted EBITDA is a supplemental performance measure that is not required by, or presented in accordance with, generally accepted accounting principles, or GAAP. Adjusted EBITDA should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities or a measure of liquidity or profitability. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for any of the results as reported under GAAP. Some of these limitations are:

•Adjusted EBITDA does not reflect cash expenditures or the impact of certain cash clauses that the Company considers not to be an indication of ongoing operations;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital requirements;
•Adjusted EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements;
•Stock-based compensation expense is an important element of the Company’s long term incentive compensation program, although the Company has excluded it as an expense when evaluating our operating performance; and
•Other companies, including other companies in the same industry, may calculate these measures differently, limiting their usefulness as a comparative measure.
About Renewable Energy Group
Renewable Energy Group, Inc., (Nasdaq: REGI) is leading the energy industry's transition to sustainability by transforming renewable resources into high-quality, cleaner fuels. REG is an international producer of cleaner fuels and North America’s largest producer of biodiesel. REG solutions are alternatives for petroleum diesel and produce significantly lower carbon emissions. REG utilizes an integrated procurement, distribution and logistics network to operate 12 biorefineries in the U.S. and Europe. In 2020, REG produced 519 million gallons of cleaner fuel delivering 4.2 million metric tons of carbon reduction. REG is meeting the growing global demand for lower-carbon fuels and leading the way to a more sustainable future.
Note Regarding Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the planned expansion of the Geismar, Louisiana renewable diesel facility, REG’s strategy, sustainability, long-term success and ability to sustainably deliver earnings over the long term and significant value for our shareholders and other stakeholders, REG’s position within the renewable fuel industry, demand expectations for renewable diesel and biodiesel, future demand for REG’s products, REG’s ability to work with its customers to recover as much of the restated revenue as possible, and the actions implemented by REG that are intended to ensure proper BTC-related blending and BTC filing. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: the ability to obtain the capital needed to complete the announced expansion project; cost overruns and construction delays; the inability to obtain governmental permits and third party easements required or necessary to initiate or complete the expansion project; the impact of COVID-19 on REG’s business and operations, financial performance, including revenues, cost of revenues and operating expenses; changes in governmental programs and policies requiring or encouraging the use of biofuels, including RFS2 on the federal level, and on the state level, programs such as California's Low Carbon Fuel Standard; availability of federal and state governmental tax incentives and incentives for biomass-based diesel production; changes in the spread between biomass-based diesel prices and feedstock costs; the availability, future price, and volatility of feedstocks; the availability, future price and volatility of petroleum and products derived from petroleum; risks associated with fire, explosions, leaks, weather related events and other natural disasters at REG’s facilities; any disruption of operations at the Geismar renewable diesel refinery (which would have a disproportionately adverse effect on REG’s profitability); the effect of excess capacity in the biomass-based diesel industry and announced large plant expansions and potential co-processing of renewable diesel by petroleum refiners; unanticipated changes in the biomass-based diesel market; potential failure to comply with government regulations; competition in the markets in which the Company operates; technological advances or new methods of biomass-based diesel production or the development of energy alternatives to biomass-based diesel; the Company’s indebtedness and compliance, or failure to comply, with restrictive and financial covenants in our various debt agreements; risks associated with customer negotiations; the risk that measures intended to remediate weaknesses in internal controls will prove to be inadequate; and other risks and uncertainties described in the Company’s amended annual report on Form 10-K for the year ended December 31, 2019 and subsequent periodic filings with the Securities and Exchange Commission. All forward-looking statements are made as of the date of this press release and the Company does not undertake to update any forward-looking statements based on new developments or changes in its expectations.

Contacts

Company: Renewable Energy Group Todd Robinson Interim Chief Financial Officer +1 (515) 239-8048 Todd.Robinson@regi.com

RENEWABLE ENERGY GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
(UNAUDITED)

	2020	2019	2018
REVENUES:
Biomass-based diesel sales	$1,830,439	$1,973,361	$2,013,211
Biomass-based diesel government incentives	305,302	650,215	352,981
	2,135,741	2,623,576	2,366,192
Other revenues	1,407	1,640	2,286
	2,137,148	2,625,216	2,368,478

COSTS OF GOODS SOLD	1,868,794	2,111,324	1,962,996
GROSS PROFIT	268,354	513,892	405,482
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	119,302	118,209	106,739
GAIN ON DISPOSAL OF PROPERTY, PLANT AND EQUIPMENT	(205)	—	—
IMPAIRMENT OF PROPERTY, PLANT, AND EQUIPMENT	22,404	12,208	879
INCOME FROM OPERATIONS	126,853	383,475	297,864
OTHER INCOME (EXPENSE), NET	1,889	(11,550)	(3,523)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	128,742	371,925	294,341
INCOME TAX BENEFIT (EXPENSE)	(5,929)	570	(5,871)
NET INCOME FROM CONTINUING OPERATIONS	$122,813	$372,495	$288,470
NET LOSS ON DISCONTINUED OPERATIONS	$—	$(9,667)	$(11,312)
NET INCOME	$122,813	$362,828	$277,158

NET INCOME FROM CONTINUING OPERATIONS AVAILABLE TO COMMON STOCKHOLDERS	$120,415	$364,257	$281,036
NET LOSS FROM DISCONTINUED OPERATIONS AVAILABLE TO COMMON STOCKHOLDERS	$—	$(9,667)	$(11,312)
Basic net income (loss) per share available to common stockholders:
Continuing operations	$3.07	$9.51	$7.46
Discontinued operations	$—	$(0.25)	$(0.30)
Net income (loss) per share	$3.07	$9.27	$7.16
Diluted net income (loss) per share available to common stockholders
Continuing operations	$2.76	$8.61	$6.44
Discontinued operations	$—	$(0.25)	$(0.30)
Net income (loss) per share	$2.76	$8.38	$6.19
Weighted-average shares used to compute basic net income (loss) per share available to common stockholders:
Basic	39,199,687	38,288,610	37,687,552
Weighted-average shares used to compute diluted net income (loss) per share available to common stockholders:
Continuing operations	43,686,989	42,320,980	43,653,720
Discontinued operations	43,686,989	38,288,610	37,687,552
Net income (loss)	43,686,989	42,320,980	43,653,720

RENEWABLE ENERGY GROUP, INC. AND SUBSIDIARIES
CONDENSED SUPPLEMENTAL QUARTERLY RESULTS OF OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2020 AND 2019
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
(UNAUDITED)

	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019	Twelve Months Ended December 31, 2020	Twelve Months Ended December 31, 2019
Revenues from continuing operations	$547,928	$1,001,992	$2,137,148	$2,625,216
Gross profit from continuing operations	66,281	529,380	268,354	513,892
Selling, general, and administrative expenses including research and development expense	32,331	41,052	119,302	118,209
Gain on disposal of property, plant and equipment	(18)	—	(205)	—
Impairment of property, plant and equipment	3,148	595	22,404	12,208
Income from operations	30,820	487,733	126,853	383,475
Other income (expense), net	(1,729)	(1,090)	1,889	(11,550)
Net income from continuing operations	27,168	486,065	122,813	372,495
Net loss from discontinued operations	—	(995)	—	(9,667)
Net income	$27,168	$485,069	$122,813	$362,828
Net income from continuing operations available to common stockholders	$26,685	$476,439	$120,415	$364,257
Net loss from discontinued operations available to common stockholders	$—	$(995)	$—	$(9,667)
Basic net income (loss) per share available to common stockholders:
Continuing operations	$0.68	$12.23	$3.07	$9.51
Discontinued operations	$—	$(0.03)	$—	$(0.25)
Net income per share	$0.68	$12.20	$3.07	$9.27
Diluted net income (loss) per share available to common stockholders
Continuing operations	$0.60	$11.15	$2.76	$8.61
Discontinued operations	$—	$(0.03)	$—	$(0.25)
Net income per share	$0.60	$11.12	$2.76	$8.38

RENEWABLE ENERGY GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2020 AND 2019 (IN THOUSANDS)
(UNAUDITED)

	2020	2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$84,441	$50,436
Marketable securities	149,521	—
Accounts receivable, net	143,475	858,922
Inventories	209,361	161,429
Prepaid expenses and other assets	67,657	35,473
Restricted cash	3,777	3,000
Total current assets	658,232	1,109,260
Long-term marketable securities	120,022	—
Property, plant and equipment, net	594,796	584,577
Right of use assets	28,840	36,899
Goodwill	16,080	16,080
Intangible assets, net	10,708	12,018
Other assets	32,720	26,515
TOTAL ASSETS	$1,461,398	$1,785,349
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Revolving line of credit	$—	$76,990
Current maturities of long-term debt	50,088	77,131
Current maturities of operating lease obligations	14,581	15,690
Accounts payable	132,938	399,899
Accrued expenses and other liabilities	34,875	42,484
Deferred revenue	13,488	8,620
Total current liabilities	245,970	620,814
Deferred income taxes	6,607	6,975
Long-term debt, net	15,158	26,130
Long-term operating lease obligations	15,223	30,413
Other liabilities	4,485	1,505
Total liabilities	287,443	685,837
COMMITMENTS AND CONTINGENCIES
TOTAL EQUITY	1,173,955	1,099,512
TOTAL LIABILITIES AND EQUITY	$1,461,398	$1,785,349

RENEWABLE ENERGY GROUP, INC. AND SUBSIDIARIES
SELECTED INCOME STATEMENT ITEMS AND ADJUSTED EBITDA RESTATED
QUARTERLY RESULTS FOR 2020 (IN THOUSANDS)
(UNAUDITED)

	2020
	Q1	Q2	Q3
Impact on Selected line items:
Reduction in Total Revenues, Gross profit, Operating income, Adjusted EBITDA	$1,712	$2,059	$3,694
Reduction in Other income (expense), net	$474	$474	$474
Reduction in Net income	$2,186	$2,533	$4,168

Total revenues, as reported	$474,669	$545,964	$576,052
Total revenues, as restated	$472,957	$543,905	$572,358

Gross profit, as reported	$107,273	$24,615	$77,650
Gross profit, as restated	$105,561	$22,556	$73,956

Operating income (loss), as reported	$79,788	$(3,625)	$27,335
Operating income (loss), as restated	$78,076	$(5,684)	$23,641

Net income, as reported	$76,853	$848	$26,831
Net income, as restated	$74,667	$(1,685)	$22,663

Adjusted EBITDA, as reported	$90,442	$8,220	$58,381
Adjusted EBITDA, as restated	$88,730	$6,161	$54,687

RENEWABLE ENERGY GROUP, INC. AND SUBSIDIARIES
SELECTED INCOME STATEMENT ITEMS AND ADJUSTED EBITDA RESTATED
QUARTERLY AND FULL YEAR RESULTS FOR 2019 (IN THOUSANDS)
(UNAUDITED)

	2019
	Q1	Q2	Q3	Q4	Year
Impact on Selected line items:
Reduction in Total Revenues, Gross profit, Operating income	$—	$—	$—	$16,177	$16,177
Reduction in Other income (expense), net	$265	$265	$265	$264	$1,059
Reduction in Net income from continuing operations	$265	$265	$265	$16,441	$17,236
Reduction in Adjusted EBITDA	$1,070	$2,345	$1,819	$1,420	$6,654

Total revenues, as reported	$478,209	$560,643	$584,372	$1,018,169	$2,641,393
Total revenues, as restated	$478,209	$560,643	$584,372	$1,001,992	$2,625,216

Gross profit, as reported	$(12,792)	$(26,772)	$24,076	$545,557	$530,069
Gross profit, as restated	$(12,792)	$(26,772)	$24,076	$529,380	$513,892

Operating income, as reported	$(38,146)	$(54,281)	$(11,831)	$503,910	$399,652
Operating income, as restated	$(38,146)	$(54,281)	$(11,831)	$487,733	$383,475

Net income from continuing operations, as reported	$(41,387)	$(57,635)	$(13,753)	$502,506	$389,731
Net income from continuing operations, as restated	$(41,652)	$(57,900)	$(14,018)	$486,065	$372,495

Adjusted EBITDA, as reported	$29,025	$36,156	$87,790	$64,962	$217,933
Adjusted EBITDA, as restated	$27,955	$33,811	$85,971	$63,542	$211,279

RENEWABLE ENERGY GROUP, INC. AND SUBSIDIARIES
SELECTED INCOME STATEMENT ITEMS AND ADJUSTED EBITDA RESTATED
QUARTERLY AND FULL YEAR RESULTS FOR 2018 (IN THOUSANDS)
(UNAUDITED)

	2018
	Q1	Q2	Q3	Q4	Year
Impact on Selected line items:
Reduction in Total Revenues, Gross profit, Operating income	$14,509	$—	$—	$—	$14,509
Reduction in Other income (expense), net	$162	$162	$162	$163	$649
Reduction in Net income from continuing operations	$14,671	$162	$162	$163	$15,158
Reduction in Adjusted EBITDA	$3,250	$3,361	$1,621	$1,290	$9,522

Total revenues, as reported	$688,002	$578,900	$596,324	$519,761	$2,382,987
Total revenues, as restated	$673,493	$578,900	$596,324	$519,761	$2,368,478

Gross profit, as reported	$249,455	$57,514	$51,159	$61,863	$419,991
Gross profit, as restated	$234,946	$57,514	$51,159	$61,863	$405,482

Operating income, as reported	$216,767	$32,975	$29,226	$33,405	$312,373
Operating income, as restated	$202,258	$32,975	$29,226	$33,405	$297,864

Net income from continuing operations, as reported	$217,844	$29,042	$25,472	$31,270	$303,628
Net income from continuing operations, as restated	$203,173	$28,880	$25,310	$31,108	$288,470

Adjusted EBITDA, as reported	$63,800	$110,771	$110,562	$103,168	$388,301
Adjusted EBITDA, as restated	$60,550	$107,410	$108,941	$101,878	$378,779